UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________
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Seer, Inc.
(Name of Registrant as Specified In Its Charter)
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April 28, 2021

Dear Stockholder:
We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders (the Annual Meeting) of Seer, Inc. (Seer or the Company), which will take place on Wednesday, June 16, 2021 at 1:00 p.m. Pacific Time. The Annual Meeting will be held in virtual format this year, in light of the COVID-19 pandemic.  You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEER2021, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card. If you decide to attend the Annual Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.
On behalf of the Company’s Board of Directors, we would like to thank you for your continued support of and interest in Seer.
Sincerely,

Omid Farokhzad, M.D.
Chief Executive Officer and Chair of the Board of Directors

SEER, INC.
3800 Bridge Parkway
Redwood City, CA 94065
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Wednesday, June 16, 2021 at 1:00 p.m. Pacific Time
Place
The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast.  You will be able to attend the Annual Meeting virtually, examine a list of our stockholders entitled to vote at the meeting, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/SEER2021.

Items of Business

•To elect three Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	April 20, 2021 (the Record Date). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 16, 2021.  Our proxy statement and Annual Report to Stockholders are being made available on or about April 28, 2021 on our investor relations website at investor.seer.bio. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission.

By order of the Board of Directors,

Omid Farokhzad, M.D., Chief Executive Officer and Chair of the Board of Directors
Redwood City California
April 28, 2021
This proxy statement is being mailed to stockholders on or about May 7, 2021.

i

SEER, INC.
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. Pacific Time on Wednesday, June 16, 2021
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of Seer, Inc. (the Annual Meeting), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Wednesday, June 16, 2021 at 1:00 p.m. Pacific Time virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SEER2021, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number on your proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement.  Please read the entire proxy statement carefully before voting your shares. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with its solicitation of proxies for use at the Annual Meeting, which will take place on June 16, 2021.  Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.  This proxy statement and the accompanying proxy card are being mailed on or about May 7, 2021 in connection with the solicitation of proxies on behalf of our board of directors.  All stockholders will have the ability to access via the Internet this proxy statement and our Annual Report as filed with the Securities and Exchange Commission (the SEC) on March 29, 2021.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:
•the election of Catherine Friedman, Omead Ostadan and Mostafa Ronaghi, Ph.D. as Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified; and
•the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
At the time this proxy statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.
How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:
•FOR the election of each of Ms. Friedman, Mr. Ostadan and Dr. Ronaghi as Class I directors; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on April 20, 2021, the record date for the Annual Meeting (the Record Date), are entitled to notice of and to vote at the Annual Meeting.  Each stockholder is entitled to one vote for each share of our Class A common stock and ten votes for each share of our Class B common stock held as of the Record Date.  As of the Record Date, there were 56,638,530 shares of Class A common stock and 4,702,381 shares of Class B common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record – Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares, and this proxy statement was provided to you directly by us.  As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person (including virtually) at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders – Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name,” and this proxy statement was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of each Class I director requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors.  You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote.  Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.  If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.
•Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2021 requires an affirmative FOR vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved.  You may vote FOR, AGAINST or ABSTAIN.  If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.  Broker non-votes will have no effect on the outcome of this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the annual meeting of stockholders to be properly held under our amended and restated bylaws and Delaware law.  A majority of the shares of common stock outstanding and entitled to vote, in person (including virtually) or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.  Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.  If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SEER2021. To participate in the Annual Meeting, you will need the control number from your proxy card. The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How do I vote and what are the voting deadlines?
Stockholders of Record.  If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet.  To vote via the Internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the control number from the proxy card you receive.  Your vote must be received by 11:59 p.m. Eastern Time on June 15, 2021 to be counted.  If you vote via the Internet prior to the Annual Meeting, you do not need to return a proxy card by mail.
•You may vote by telephone.  To vote by telephone, dial 1-800-690-6903 (toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions.  You will be asked to provide the control number from the proxy card.  Your vote must be received by 11:59 p.m. Eastern Time on June 15, 2021 to be counted.  If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and return it promptly by mail so that it is received no later than June 15, 2021. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.  If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
•You may vote virtually during the Annual Meeting.  If you plan to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEER2021, you may vote electronically and submit questions during the meeting. Please have your proxy card in hand when you visit the website.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Stockholders.  If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee.  You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares.  The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.  As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholders of Record.  If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065, by 11:59 p.m. Eastern Time on June 15, 2021; or

•attending the Annual Meeting and voting in person (including virtually).
Street Name Stockholders.  If you are a street name stockholder, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Omid Farokhzad, M.D. and David Horn have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors.  If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record.  If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•FOR the election of each of the three directors nominated by our board of directors and named in this proxy statement as Class I directors (Proposal No. 1);
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 2); and
•In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Street Name Stockholders.  If you are a street name stockholder and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter.  Brokers do not have discretion to vote on non-routine matters.  Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter.  As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2.  For additional information regarding broker non-votes, see “—What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.  If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting.  As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (e.g., Proposal No. 2).  However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares.  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast.  Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials.  We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.  Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees.  The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by our directors, officers, employees or agents.  No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.  We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials.  How may I obtain an additional copy of the proxy materials?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing and mailing costs.  Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.  Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Seer, Inc.
Attention: Corporate Secretary
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(650) 453-0000
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting.  In addition, we will disclose final voting results on a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, we will file an amendment to the Form 8-K to disclose the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.  For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 29, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Stockholder proposals should be addressed to:
Seer, Inc.
Attention: Corporate Secretary
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.  Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 12, 2022,and
•not later than March 14, 2022.
In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to such annual meeting; or
•the 10th day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Stockholders holding at least $2,000 in market value, or one percent (1%), of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination may propose director candidates for consideration by our corporate governance and nominating committee.  Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.  For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our bylaws.  In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov.  You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which currently consists of nine (9) members. Our board of directors has affirmatively determined that five (5) of our nine (9) directors qualify as “independent” within the meaning of the listing standards of the Nasdaq Stock Market LLC (Nasdaq).  Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Upon the recommendation of our corporate governance and nominating committee, we are nominating Ms. Friedman, Mr. Ostadan and Dr. Ronaghi as Class I directors at the Annual Meeting. If elected, Ms. Friedman, Mr. Ostadan and Dr. Ronaghi will each hold office for a three-year term until the annual meeting of stockholders to be held in 2024 or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2021 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting), and for each of the continuing directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Director Nominees
Catherine Friedman (1)(3)	I	60	Director	2020	2021	2024
Omead Ostadan	I	49	President, Chief Operating Officer and Director	2020	2021	2024
Mostafa Ronaghi, Ph.D.	I	52	Director	2021	2021	2024
Continuing Directors
Robert Langer Sc.D. (3)	II	72	Director	2017	2022	—
Deep Nishar	II	52	Director	2021	2022	—
David Singer (1)(2)	II	58	Director	2017	2022	—
Omid Farokhzad, M.D.	III	52	Chief Executive Officer, Chair of the Board of Directors	2017	2023	—
David Hallal (2)(3)	III	54	Lead Independent Director	2018	2023	—
Terrance McGuire (1)(2)	III	65	Director	2017	2023	—
_____________________________
(1)Member of our audit committee
(2)Member of our talent and compensation committee
(3)Member of our corporate governance and nominating committee
Director Nominees
Catherine J. Friedman has served as a member of our board of directors since September 2020. Ms. Friedman has been an independent financial consultant serving public and private companies in the life sciences industry since 2006. Ms. Friedman served in various executive roles from 1982 to 2006 at Morgan Stanley, an investment bank and financial services company, including as Manager Director from 1997 to 2006 and Head of West Coast Healthcare and Co-Head of the Biotechnology Practice from 1993 to 2006. She currently serves as Chairperson of the board at GRAIL, Inc., a cancer testing company, and on the board of directors of Radius Health, Inc., a biopharmaceutical company, and Revolution Health Care Acquisition Corp., a blank check company. Ms. Friedman previously served on the board of directors of Altaba Inc., EnteroMedics, Inc., GSV Capital Corp., Innoviva, Inc. (formerly Theravance, Inc.), and XenoPort, Inc. Ms. Friedman currently serves as a member of the board of directors of several privately-held companies. She holds an A.B. in Economics from Harvard University and an M.B.A. from the University of Virginia Darden School of Business, where she serves as a member of the Darden School Foundation Board of Trustees.

We believe Ms. Friedman is qualified to serve on our board of directors because of her financial expertise, 23-year tenure as an investment banker and extensive experience serving as a member on other public company boards.
Omead Ostadan has served as our President and Chief Operating Officer since July 2020 and as a member of our board of directors since March 2020. Prior to joining us, Mr. Ostadan was with Illumina, Inc., a biotechnology company, from January 2007 to June 2020 where he served in various executive roles, most recently as Senior Vice President & Chief Products and Marketing Officer from July 2019 to June 2020 and Senior Vice President, Products & Marketing from April 2015 to June 2019. Mr. Ostadan holds a B.Sc in Biochemistry from the University of California, Davis and an M.B.A. from the Wharton School of Business.
We believe Mr. Ostadan is qualified to serve on our board of directors because of his extensive experience in product development at life science companies, his leadership skills, as well as his strong strategic planning and product knowledge.
Mostafa Ronaghi, Ph.D. has served as a member of our board of directors since February 2021. He also serves as Co-Chairman of the Scientific Advisory Board. Most recently, Dr. Ronaghi was with Illumina, Inc., a developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function, where he served as Senior Vice President, Entrepreneurial Development, from June 2020 to January 2021 and as Senior Vice President and Chief Technology Officer from July 2008 to June 2020. He co-founded GRAIL, Illumina Accelerator, a business accelerator focused solely on creating an innovation ecosystem for the genomics industry, Avantome, a sequencing company acquired by Illumina, NextBio, a search engine for life science data acquired by Illumina, and ParAllele Bioscience, Inc., a genetic discovery solutions company, acquired by Affymetrix, Inc. Dr. Ronaghi currently serves as a member of the board of directors of several privately-held companies. He holds a B.Sc. in biochemistry from Kalmar University and a Ph.D. in biotechnology from the Royal Institute of Technology in Sweden.

We believe Dr. Ronaghi is qualified to serve on our board of directors because of his extensive academic training, his technical and scientific expertise as well as his operating experience in several genomic companies.
Continuing Directors
Omid Farokhzad, M.D. co-founded our company and has served as our Chief Executive Officer since February 2018 and as a member of our board of directors since March 2017, serving as the Chair since September 2020. From September 2004 to February 2018, he was a Professor at Harvard Medical School and directed the Center for Nanomedicine at Brigham and Women’s Hospital. He previously co-founded BIND Therapeutics, a biotechnology company acquired by Pfizer Inc., Selecta Biosciences, Inc., a clinical-stage biotechnology company, and Tarveda Therapeutics, Inc., a clinical stage biopharmaceutical company. He currently serves as a member of the board of directors of several privately-held companies and previously served as a director of Selecta Biosciences and BIND Therapeutics. He holds an M.A. and M.D. from Boston University and an M.B.A. from Massachusetts Institute of Technology Sloan School of Management.
We believe Dr. Farokhzad is qualified to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer, his experience in leadership positions in the biotechnology and life science industry, his educational background and his strong scientific knowledge.
David Hallal has served as a member of our board of directors since February 2018 and as Lead Independent Director since September 2020. Mr. Hallal has served as Chief Executive Officer of AlloVir, Inc., a biotechnology company since September 2018 and as Chief Executive Officer of ElevateBio LLC, a biotechnology company he co-founded, since December 2017. From June 2006 to December 2016, he served in various executive roles at Alexion Pharmaceuticals, Inc., a pharmaceutical company, most recently as Chief Executive Officer from April 2015 until December 2016, and as Chief Operating Officer from September 2014 until April 2015. Mr. Hallal currently serves as Chairman of the board at AlloVir, ElevateBio, Scholar Rock Holding Corp. and iTeos Therapeutics S.A. He holds a B.A. in Psychology from the University of New Hampshire.
We believe Mr. Hallal is qualified to serve on our board of directors because of his extensive business experience and knowledge of company operations, and his experience working with companies in the life sciences industry.

Robert Langer, Sc.D. has served as a member of our board of directors since December 2017. Dr. Langer has served as an Institute Professor at the Massachusetts Institute of Technology since July 2005. He currently serves on the board of directors of Abpro Bio Co. Ltd., Frequency Therapeutics, Inc., Moderna, Inc. and Puretech Health plc, and previously served on the board of directors of Alkermes, Inc., Lyra Therapeutics, Inc., Kala Pharmaceuticals, Inc., Momenta Pharmaceuticals, Inc., Millipore Corp., Rubius Therapeutics and Wyeth. Dr. Langer holds a B.S. in Chemical Engineering from Cornell University and an Sc.D. in Chemical Engineering from Massachusetts Institute of Technology.
We believe Dr. Langer is qualified to serve on our board of directors because of his pioneering academic work, extensive medical and scientific knowledge, and experience serving on public company boards of directors.
Terrance McGuire has served as a member of our board of directors since December 2017. Mr. McGuire serves as a General Partner of Polaris Partners, a venture capital firm he co-founded in 1996. He currently serves on the board of directors of Alector, Inc. and Cyclerion, Inc., and previously served on the board of directors of Acceleron Pharma, Inc., Arsanis, Inc., Ironwood Pharmaceuticals, Inc., Pulmatrix, Inc., and The David H. Koch Institute for Integrative Cancer Research at the Massachusetts Institute of Technology. Mr. McGuire also serves as a member of the Board of The Arthur Rock Center for Entrepreneurship at Harvard Business School and The Healthcare Initiative Advisory Board and on the Board of Advisors of the Thayer School of Engineering at Dartmouth College. Mr. McGuire holds a B.S. in Physics and Economics from Hobart College, an M.S. in Engineering from the Thayer School at Dartmouth College and an M.B.A. from Harvard Business School.
We believe Mr. McGuire is qualified to serve on our board of directors because of his substantial corporate development and business strategy expertise gained in the venture capital industry.
Dipchand (Deep) Nishar has served as a member of our board of directors since February 2021. Mr. Nishar has served as a Senior Managing Partner of SoftBank Investment Advisers (US) Inc., a private equity company, since June 2015. From January 2009 to October 2014, he was with LinkedIn Corporation, an employment-oriented online service company acquired by Microsoft Corporation, where he served as Senior Vice President, Product and User Experience from May 2011 to October 2014 and as Vice President, Products from January 2009 to May 2011. From August 2003 to January 2009, Mr. Nishar served in various executive roles with Google Inc., a technology company that specializes in Internet-related services and products, most recently as the Senior Director of Products for the Asia-Pacific region. He currently serves on the board of directors of Relay Therapeutics, Inc. and Vir Biotechnology, Inc. and previously served on the board of directors of Guardant Health, Inc., Opower, Inc. and TripAdvisor, Inc. Mr. Nishar holds a B. Tech from the Indian Institute of Technology, an M.S. in Electrical Engineering from the University of Illinois, Urbana-Champaign and an M.B.A. from Harvard Business School.
We believe Mr. Nishar is qualified to serve on our board of directors due to his extensive background in the technology industry and his investment activities in the life science sector.
David B. Singer has served as a member of our board of directors since December 2017. Mr. Singer has held various positions at Maverick Ventures, a venture capital firm, or its affiliates, since December 2004, including Managing Partner of Maverick Ventures since February 2015. Mr. Singer currently serves on the board of directors of 1Life Healthcare, Inc. (OneMedical), Castlight Health, Inc. and several privately-held companies. Previously, Mr. Singer served on the board of four other public companies, including Pacific BioSciences of California, Inc. and Affymetrix, Inc., where he was the founding CEO. He previously served as a health commissioner of San Francisco and a member of the San Francisco General Hospital Joint Conference Committee from July 2013 to January 2017. He holds a B.A. in History from Yale University and an M.B.A. from Stanford University.
We believe Mr. Singer is qualified to serve on our board of directors because of his knowledge of the healthcare industry and his substantial corporate development and business strategy expertise gained in the venture capital industry.
Family Relationships
There are no family relationships among any of our directors or executive officers.

Director Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the listing standards of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of our initial public offering. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the listing standards of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the listing standards of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that Catherine Friedman, David Hallal, Terrance McGuire, Deep Nishar and David Singer, representing five of our nine directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In addition, our board of directors has determined that all members of our audit, compensation, and corporate governance and nominating committees satisfy the independence standards for committee members established by applicable SEC rules and regulations and the listing standards of Nasdaq.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party and Other Transactions.”
Board Leadership Structure
Our board of directors has appointed David Hallal to serve as our Lead Independent Director. As a general matter, our board of directors believes that appointing a Lead Independent Director, while our Chief Executive Officer serves as Chair, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As Lead Independent Director, David Hallal will preside over periodic meetings of our independent directors, serve as a liaison between our Chair and Chief Executive Officer and our independent directors and perform such additional duties as our board of directors may otherwise determine and delegate.
Committees of our Board of Directors
Our board of directors has established an audit committee, a talent and compensation committee, a corporate governance and nominating committee, and a science and technology committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee consists of Catherine Friedman, Terrance McGuire and David Singer, with Ms. Friedman serving as Chair. Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3 of the Exchange Act. Our board of directors has determined that Ms. Friedman is an “audit committee financial expert” within the meaning of SEC rules and regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee is also responsible for, among other things:
•selecting and hiring the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•approving audit and non-audit services and fees;
•reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•reviewing reports and communications from the independent registered public accounting firm;
•reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•reviewing our policies on risk assessment and risk management;
•reviewing and monitoring conflicts of interest situations, and approving or prohibiting any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
•reviewing related party transactions; and
•establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our investor relations website at investor.seer.bio. Our audit committee was formed in connection with our initial public offering and did not meet in 2020.
Talent and Compensation Committee
Our talent and compensation committee consists of David Hallal, Terrance McGuire and David Singer, with Mr. McGuire serving as Chair. Our board of directors has determined that each of the members of our talent and compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
Our talent and compensation committee oversees our compensation policies, plans, and benefits programs. The compensation committee is also responsible for, among other things:
•overseeing our overall compensation philosophy and compensation policies, plans and benefit programs;
•reviewing and approving, or recommending to the board of directors for approval, the compensation of our executive officers and directors;
•preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and
•administering our equity compensation plans.
Our talent and compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our talent and compensation committee is available on our investor relations website at investor.seer.bio. Our talent and compensation committee was formed in connection with our initial public offering and did not meet in 2020.
Corporate Governance and Nominating Committee
Our corporate governance and nominating committee consists of Catherine Friedman, David Hallal and Robert Langer, Sc.D., with Mr. Hallal serving as Chair. Our board of directors has determined that David Hallal and Catherine Friedman are independent under the listing standards of Nasdaq. Dr. Langer serves on our scientific advisory board and receives compensation for such service and is therefore not independent under the applicable rules. However, pursuant to Nasdaq Rule 5605(e)(3), Dr. Langer was selected to serve on the corporate governance and nominating committee because (i) the corporate governance and nominating committee is comprised of two independent directors in addition to Dr. Langer, (ii) Dr. Langer was neither a current executive officer or employee of the Company at the time of his appointment to the corporate governance and nominating committee, nor a family member of any current executive officer of the Company, and (iii) the Board determined that Dr. Langer’s membership on the corporate governance and nominating committee, in this limited circumstance, was warranted and in the best interests of the Company and its stockholders, because he would be able to provide substantial insight and guidance on potential director nominees and succession planning given his experience serving on multiple boards of directors. Until the corporate governance and nominating committee consists solely of independent directors, director nominees must either be selected, or recommended for the board of directors’ selection, by independent directors constituting a majority of the board of directors’ independent directors in a vote in which only independent directors participate.
Our corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The corporate governance and nominating committee is also responsible for, among other things:
•identifying, evaluating, and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance practices and reporting; and
•evaluating the performance of our board of directors and of individual directors.

Our corporate governance and nominating committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter for our corporate governance and nominating committee is available on our investor relations website at investor.seer.bio. Our corporate governance and nominating committee was formed in connection with our initial public offering and did not meet in 2020.
Science and Technology Committee
In April 2021, our board of directors formed our science and technology committee. Our science and technology committee consists of Robert Langer, Sc.D., Deep Nishar and Mostafa Ronaghi, Ph.D., with Dr. Langer serving as Chair. Our science and technology committee oversees and assists our board of directors in its oversight of our scientific and technological strategies and research and development plans and goals. The science and technology committee is also responsible for, among other things:
• reviewing and evaluating our performance relating to our research and development plans and goals;
• reviewing and evaluating our scientific and technological strategies and research and development plans, and goals, including the competitive environment;
• identifying and discussing significant emerging science and technology issues and trends, including their potential impact on our scientific and technological strategies and research and development plans and goals; and
• conducting a periodic review of our intellectual property portfolio and strategy, including our overall competitiveness.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2020, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served on such committee.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. This is our first annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
During 2020, David Hallal, Terrance McGuire and David Singer served on our talent and compensation committee. None of the members of our talent and compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or the talent and compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more of its executive officers serving as a member of our board of directors or our talent compensation committee.
Considerations in Evaluating Director Nominees
Our corporate governance and nominating committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our corporate governance and nominating committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our corporate governance and nominating committee considers include such factors as character, integrity, judgment, diversity (including, without limitation, diversity in terms of gender, race, ethnicity and experience), age, independence, skills, education, expertise, business acumen, corporate experience, length of service, understanding of our business and other commitments, among other things.

Nominees must also have the highest personal and professional ethics and integrity and skills that are complementary to those of the existing directors. Director candidates must have the ability to assist and support management and make significant contributions to our success based on proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment. Nominees must also have an understanding of the fiduciary responsibilities that are required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our corporate governance and nominating committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
The corporate governance and nominating committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our corporate governance and nominating committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our corporate governance and nominating committee may take into account the benefits of diverse viewpoints. Our corporate governance and nominating committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our corporate governance and nominating committee will consider director candidates recommended by stockholders holding no less than $2,000 in market value, or one percent (1%), of the outstanding shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation or nomination, so long as such recommendations or nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support of the candidate by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between us and the candidate and any additional information required by our amended and restated bylaws. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for election to our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065. To be timely for the 2022 annual meeting of stockholders, nominations must be received by our Corporate Secretary not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Corporate Secretary at Seer, Inc., 3800 Bridge Parkway, Suite 102, Redwood City, California 94065. Our Corporate Secretary monitors these communications and will provide a summary of all received bona fide messages to our board of directors at each regularly scheduled meeting of our board of directors. Where the nature of a communication warrants, our Corporate Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board of directors or non-management director, of independent advisors or of our management.
This procedure does not apply to (a) communications to non-management directors from officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to our audit committee pursuant to our complaint procedures for accounting and auditing matters.
Management and Board Diversity
Diversity is important to us, and we have always had diversity within our management team and across the company. We believe that our management and board of directors should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. In making determinations regarding nominations of directors, our nominating and governance committee takes into account the benefits of diverse viewpoints. In September 2020, we were pleased to announce that Catherine Friedman joined our board of directors. In February, 2021, we were pleased to add further diversity to our board of directors with the addition of Deep Nishar. Our corporate governance and nominating committee will also consider these and other factors as it oversees the annual board of directors and committee evaluations. Our board of directors is also advancing our human capital management strategy to ensure more opportunities for diverse candidates, including new programs to recruit diverse candidates. Currently, 41% of our senior management team, which is comprised of our CEO, his direct reports and other senior leaders, identify as women and other underrepresented groups.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations website at investor.seer.bio. We will post any amendments to our Code of Business Conduct and Ethics and any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our talent and compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the company’s significant business risks, including risks relating to accounting matters and financial reporting. Our corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.
Director Compensation
In connection with our initial public offering, our board of directors adopted, and our stockholders approved, a new compensation policy for our non-employee directors. This policy was developed with input from our talent and compensation committee’s independent compensation consultant, Radford, a business of Rewards Solutions, Aon (Radford), regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward non-employee directors.
Under the outside director compensation policy, each non-employee director receives the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.
The director compensation policy includes a maximum annual limit of $750,000 or, in the first year of a non-employee director’s service on our board of directors, $1,000,000, of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year. For purposes of these limitations, the value of an equity award is based on its grant date fair value (determined in accordance with generally accepted accounting principles, or GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Our outside director compensation policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director
•$20,000 per year for service as lead independent director;
•$20,000 per year for service as Chair of the audit committee;
•$10,000 per year for service as a member of the audit committee;
•$12,000 per year for service as Chair of the talent and compensation committee;
•$6,000 per year for service as a member of the talent and compensation committee;
•$10,000 per year for service as Chair of the corporate governance and nominating committee;
•$5,000 per year for service as a member of the corporate governance and nominating committee;
•$10,000 per year for service as Chair of the science and technology committee; and
•$5,000 per year for service as a member of the science and technology committee.
Each non-employee director who serves as a committee Chair receives only the additional annual cash fee as the Chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation
Initial Awards. Pursuant to our outside director compensation policy, each person who first becomes a non-employee director will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award of stock options to purchase 30,000 shares of our common stock (the Initial Award). The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.
Annual Awards. Each non-employee director automatically will receive, on the first trading day immediately after the date of each annual meeting of our stockholders (an Annual Meeting), an annual award of stock options to purchase 15,000 shares of our common stock (the Annual Award), except if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then December 3, 2020), then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12 month period immediately preceding such Annual Meeting or such effective registration statement date, as applicable. Each Annual Award will be scheduled to vest as to all of the shares of our common stock subject to such award on the earlier of (i) the one year anniversary of the date the Annual Award is granted or (ii) the day immediately before the date of the next Annual Meeting that occurs after the grant date of the Annual Award, subject to continued services to us through the applicable vesting date.
Change in Control. In the event of our change in control, as defined in our 2020 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock that were granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.
Other Award Terms. Each Initial Award and Annual Award will be granted under our 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.
2020 Compensation
Directors who are also our employees receive no additional compensation for their service as directors. Omid Farokhzad, M.D. and Omead Ostadan were our employee directors during 2020. See the section titled “Executive Compensation” for additional information about Dr. Farokhzad’s and Mr. Ostadan’s compensation.
The following table presents the total compensation each of our non-employee directors received during the year ended December 31, 2020. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	All Other Compensation($)	Total ($)
Catherine J. Friedman(2)	5,417	738,398	—	743,815
David Hallal	5,925	617,782	—	623,707
Robert Langer, Sc.D.	3,508	983,707	75,000(3)	1,062,215
Mark McClellan, Ph.D.(4)	—	219,011	—	219,011
Terrance McGuire	4,833	485,633	—	490,466
David Singer	4,366	410,428	—	414,794
Mostafa Ronaghi, Ph.D.(5)	—	141,698	20,000(6)	161,698
Deep Nishar(5)	—	—	—	—
__________________________________
(1)The amount in this column represents the aggregate grant-date fair value of the award as computed as of the grant date of each option awarded in fiscal 2020 in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K filed with the SEC on March 29, 2021.
(2)Ms. Friedman joined our board of directors in September 2020.
(3)Dr. Langer received consulting fees for his service on our Scientific Advisory Board in 2020.
(4)Mr. McClellan resigned from our board of directors in September 2020.
(5)Dr. Ronaghi and Mr. Nishar joined our board of directors in February 2021, and therefore earned no board of director fees in 2020.
(6)Dr. Ronaghi received consulting fees for his service on our Scientific Advisory Board in 2020.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2020:

Name	Grant Date	Number of Securities Underlying Unvested Stock Awards		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price Per Share ($)	Option Expiration Date
Catherine J. Friedman(1)	9/11/2020	131,425	(2)	—			—
	12/3/2020	—		18,691	(3)	19.00	12/2/2030
David Hallal	2/19/2018	49,852	(4)	—		—	—
	5/18/2018	32,512	(5)	—		—	—
	1/28/2020	—		101,886	(6)	2.70	01/27/2030
	7/28/2020	—		51,753	(7)	3.47	07/27/2030
	9/11/2020	—		38,422	(8)	3.47	09/10/2030
	12/3/2020	—		18,691	(3)	19.00	12/2/2030
Robert Langer, Sc.D.	9/20/2017	26,789	(9)	—		—	—
	2/19/2018	11,589	(10)	—		—	—
	5/18/2018	—		104,048	(11)	0.05	05/17/2028
	1/28/2020	—		101,886	(6)	2.70	01/27/2030
	7/28/2020	—		121,562	(7)	3.47	07/27/2030
	12/3/2020	—		18,691	(3)	19.00	12/2/2030
Mark McClellan, Ph.D.(12)	6/27/2019	—		152,768	(13)	2.21	06/26/2029
	1/28/2020	—		9,349	(14)	2.70	01/27/2030
Terrance McGuire	11/15/2017	31,656	(15)	—		—	—
	2/19/2018	11,566	(16)	—		—	—
	5/18/2018	—		104,048	(17)	0.05	05/17/2028
	1/28/2020	—		101,886	(6)	2.70	01/27/2030
	7/28/2020	—		58,415	(7)	3.47	07/27/2030
	12/3/2020	—		18,691	(3)	19.00	12/2/2030
David Singer	12/3/2020	—		37,383	(18)	19.00	12/2/2030
___________________________________
(1)Ms. Friedman joined our board of directors in September 2020.
(2)The shares were acquired pursuant to an early option exercise and vest in 45 equal monthly installments beginning on January 15, 2021, subject to continued service to the Company.
(3)Shares subject to the option vest in 6 equal monthly installments beginning on January 3, 2021, subject to continued service to the Company.
(4)The shares were acquired pursuant to a restricted stock award and vest in 15 equal monthly installments beginning on January 23, 2021, subject to continued service to the Company.
(5)The shares were acquired pursuant to an early option exercise and vest in 15 equal monthly installments beginning on January 23, 2021, subject to continued service to the Company.
(6)Shares subject to the option vest in 48 equal monthly installments beginning on February 28, 2020, subject to continued service to the Company.
(7)Shares subject to the option vest in 48 equal monthly installments beginning on August 28, 2020, subject to continued service to the Company.
(8)Shares subject to the option vest in 48 equal monthly installments beginning on October 11, 2020, subject to continued service to the Company.

(9)The shares were acquired pursuant to a restricted stock award and vest in 11 equal monthly installments beginning on January 31, 2021, subject to continued service to the Company.
(10)The shares were acquired pursuant to a restricted stock award and vest in 13 equal monthly installments beginning on January 31, 2021, subject to continued service to the Company.
(11)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vested on March 23, 2019, and 1/48th of the shares vest monthly thereafter, subject to continued service to the Company.
(12)Mr. McClellan resigned from our board of directors in September 2020.
(13)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. 113,012 of the shares underlying the option vested on September 1, 2020, and 1/48th of the shares vest monthly thereafter, subject to continued service to the Company.
(14)The shares underlying the option are fully vested and immediately exercisable.
(15)The shares are held of record by Strong Bridge LLC (Strong Bridge) for which Mr. McGuire serves as an operating manager. The shares were acquired pursuant to a restricted stock award and vest in 13 equal monthly installments beginning on January 31, 2021, subject to Mr. McGuire’s continued service to the Company.
(16)The shares are held of record by Strong Bridge. The shares were acquired pursuant to an early exercise provision and vest in 13 equal monthly installments beginning on January 31, 2021, subject to Mr. McGuire’s continued service to the Company.
(17)The option is held of record by Strong Bridge. The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vested on March 23, 2019, and 1/48th of the shares vest monthly thereafter, subject to Mr. McGuire’s continued service to the Company.
(18)Shares subject to the option vest in 36 equal monthly installments beginning on January 3, 2021, subject to continued service to the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.  This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our corporate governance and nominating committee has recommended, and our board of directors has approved, Catherine Friedman, Omead Ostadan and Mostafa Ronaghi, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Friedman, Mr. Ostadan and Dr. Ronaghi will serve as a Class I director until the 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified. Ms. Friedman, Mr. Ostadan and Dr. Ronaghi are currently directors of our company, and each has agreed to being named in this proxy statement as a nominee. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Ms. Friedman, Mr. Ostadan and Dr. Ronaghi. If you are a street name stockholder of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter. We expect that Ms. Friedman, Mr. Ostadan and Dr. Ronaghi will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy.
Vote Required
The election of Class I directors requires a plurality of the votes of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the three nominees who receive the most votes cast FOR will be elected as Class I directors. As a result, any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2021 if our audit committee believes that such a change would be in the best interests our company and our stockholders. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees (1)	$1,301,420	$120,617
Audit-Related Fees	—	—
Tax Fees (2)	178,108	—
All Other Fees	—	—
Total Fees	$1,479,528	$120,617
_______________________
(1)“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering.
(2)“Tax Fees” consist of fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning.
Auditor Independence
In our fiscal year ended December 31, 2020, there were no other professional services provided by Deloitte & Touche LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Deloitte & Touche LLP for our fiscal years ended December 31, 2020 and 2019 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the shares of our common stock present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at investor.seer.bio. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.
In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and Deloitte;
•discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
•received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte its independence.
Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Catherine Friedman (Chair)
Terrance McGuire
David Singer
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the Securities Act), or under the Securities Exchange Act of 1934, as amended (the Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2021. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Omid Farokhzad, M.D.	52	Chief Executive Officer, Chair of the Board of Directors
Omead Ostadan	49	President, Chief Operating Officer and Director
David R. Horn	53	Chief Financial Officer
Elona Kogan	51	General Counsel and Secretary
________________________________
For the biographies of Omid Farokhzad, M.D. and Omead Ostadan, please see “Board of Directors and Corporate Governance.”
David R. Horn has served as our Chief Financial Officer since May 2020. Prior to joining us, Mr. Horn was with Morgan Stanley, an investment bank and financial services company, from May 2007 to May 2020, where he served as a Managing Director in the Global Healthcare Group within the Investment Banking Department. From May 2003 to May 2007, Mr. Horn served as a Principal at Montgomery & Co., LLC, a provider of merger and acquisition and private placement services. He holds an A.B. in Politics from Princeton University and an M.B.A. from Stanford University Graduate School of Business.
Elona Kogan has served as our General Counsel and Secretary since November 2020. Prior to joining us, Ms. Kogan served as General Counsel and Secretary of Selecta Biosciences, Inc., a clinical-stage biotechnology company, from March 2019 to August 2020. From July 2016 to April 2017, Ms. Kogan served as General Counsel and Head of Government Relations at ARIAD Pharmaceuticals, Inc., a rare disease oncology company, where she was a key executive through the acquisition of the company by Takeda Pharmaceuticals Company Limited. Ms. Kogan led the legal and government affairs functions of Avanir Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from May 2011 to August 2015, until its acquisition by Otsuka Pharmaceutical Co. Ltd. Prior roles included positions of increasing responsibility at King Pharmaceuticals, Inc., Bristol-Myers Squibb, and Bergen Brunswig Corporation. Ms. Kogan is also a member of the board of Cardax, Inc. and serves as the Chairperson of the Compensation Committee and a member of the Audit Committee. Ms. Kogan is a graduate of the SCALE program at Southwestern University School of Law. Ms. Kogan graduated cum laude from Columbia University, Barnard College, with a B.A. in Economics.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our talent and compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our talent and compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our talent and compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our talent and compensation committee then reviews the recommendations and other data. Our talent and compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.
Our talent and compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2020, our talent and compensation committee retained Radford, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Radford serves at the discretion of our talent and compensation committee. As part of its engagement, Radford assists our talent and compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.
Our talent and compensation committee periodically considers and assesses Radford’s independence, including whether Radford has any potential conflicts of interest with our company or members of our talent and compensation committee. In connection with Radford’s engagement, our talent and compensation committee conducted such a review and concluded that it was not aware of any conflict of interest that had been raised by work performed by Radford or the individual consultants employed by Radford that perform services for our talent and compensation committee.
Our named executive officers for the fiscal year ended December 31, 2020, which consist of our principal executive officer and the next two most highly compensated executive officers who were serving as executive officers as of December 31, 2020 are:
•Omid Farokhzad, M.D., our Chief Executive Officer and Chair of the Board of Directors;
•Omead Ostadan, our President, Chief Operating Officer and Director; and
•David R. Horn, our Chief Financial Officer.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during the years ended December 31, 2019 and 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Omid Farokhzad, M.D. Chief Executive Officer	2020	$434,448	424,092	424,092	9,080,012	—	113,542	$10,476,186
	2019	$421,011	—	—	—	214,240	115,872	$751,123
Omead Ostadan President and Chief Operating Officer	2020	$215,577	282,071	1,092,068	5,052,575	—	32,511	$6,674,802
David R. Horn Chief Financial Officer	2020	$227,269	212,934	534,436	3,288,345	—	455	$4,263,439
Philip Ma, Ph.D. (1) Chief Business Officer	2019	$342,071	—	—	—	$130,000	15,014	$487,085

___________________________
(1)Dr. Ma transitioned to PrognomIQ to serve as its full-time chief executive officer as of October 15, 2020. He will remain a consultant of the Company until April 15, 2022.
(2)All other compensation consists of reimbursement of commuting costs and tax gross ups related thereto.
Outstanding Equity Awards at 2020 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

Name	Grant Date(1)	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Omid Farokhzad, M.D.	9/20/2017	—		—		—	—	292,056	(3)	16,396,024
	2/19/2018	—		—		—	—	115,657	(4)	6,492,984
	5/18/2018	520,248	(5)	—		0.05	5/17/2028	—		—
	1/28/2020	915,524	(6)	—		2.70	1/27/2030	—		—
	7/28/2020	532,718	(7)	—		3.47	7/27/2030	—		—
	12/3/2020	—		584,265	(8)	19.00	12/2/2030	—		—
	12/3/2020	—		—		—	—	22,320	(9)	1,253,045
Omead Ostadan	3/5/2020	852,793	(10)	—		2.70	3/4/2030	—		—
	3/5/2020	365,481	(11)	—		2.70	3/4/2030	—		—
	7/28/2020	—		—		—	—	233,672	(12)	13,118,346
	7/28/2020	290,572	(7)	—		3.47	7/27/2030	—		—
	12/3/2020	—		201,909	(8)	19.00	12/2/2030	—		—
	12/3/2020	—		—		—	—	14,845	(9)	833,398
David R. Horn	4/1/2020	710,659	(13)	—		2.70	3/31/2030	—		—
	4/1/2020	—		—		—	—	101,522	(12)	5,699,455
	7/28/2020	169,500	(7)	—		3.47	7/27/2030	—		—
	12/3/2020	—		135,100	(8)	19.00	12/2/2030	—		—
	12/3/2020	—		—		—	—	11,207	(9)	629,161
__________________________
(1)Each of the outstanding equity awards was granted pursuant to our 2017 Plan or 2020 Plan.
(2)The amounts in this column are based upon the last reported price of our Class A common stock on the Nasdaq Global Select Market on December 31, 2020, which was $56.14.
(3)The shares were acquired pursuant to a restricted stock award and vest in 12 equal monthly installments beginning on January 20, 2021, subject to continued service to the Company.

(4)The shares were acquired pursuant to a restricted stock award and vest in 14 equal monthly installments beginning on January 31, 2021, subject to continued service to the Company.
(5)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vested on March 23, 2019, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(6)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on January 28, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(7)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on July 28, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(8)One-fourth of the shares underlying the option vest on December 3, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(9)50% of the shares underlying the RSU award vest on January 1, 2022 and 50% of the shares underlying the RSU award vest on January 1, 2023, subject to continued service to the Company.
(10)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on June 15, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
(11)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. The shares vest in 48 equal monthly installments beginning on April 6, 2020, subject to continued service to the Company.
(12)50% of the shares underlying the RSU award vest on December 3, 2021 and 50% of the shares underlying the RSU award vest on December 3, 2022, subject to continued service to the Company.
(13)The shares underlying the option are subject to an early exercise provision and are immediately exercisable. One-fourth of the shares underlying the option vest on April 1, 2021, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continued service to the Company.
Employment Arrangements with Our Named Executive Officers
Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.
Omid Farokhzad, M.D.
We have entered into a confirmatory employment letter with Dr. Farokhzad, our chief executive officer. The confirmatory employment letter has no specific term and provides that Dr. Farokhzad is an at-will employee. Dr. Farokhzad’s annual base salary is currently $530,400 and his annual target cash incentive bonus for 2021 is 65% of his annual base salary. The employment letter provides for our reimbursement of Dr. Farokhzad’s reasonable travel and lodging expenses incurred by him for his travel between his primary residence and our offices in Redwood City, California, as well as for additional payments sufficient to make such reimbursements tax neutral to Dr. Farokhzad.
Omead Ostadan
We have entered into a confirmatory employment letter with Mr. Ostadan, our president and chief operating officer. The confirmatory employment letter has no specific term and provides that Mr. Ostadan is an at-will employee. Mr. Ostadan’s annual base salary is currently $446,679 and his annual target cash incentive bonus for 2021 is 45% of his annual base salary. The employment letter provides for our reimbursement of Mr. Ostadan’s reasonable travel and lodging expenses incurred by him for his work-related travel between his primary residence and our offices in Redwood City, California, until the earlier of the date on which we open an office in San Diego, California, or the date on which Mr. Ostadan relocates his primary residence to Redwood City or surrounding Bay Area in California. Such travel-related reimbursements may not exceed $50,000 annually and are subject to Mr. Ostadan’s employment with us through the date such reimbursements are paid. Additionally, the employment letter provides for additional payments sufficient to make such reimbursements tax neutral to Mr. Ostadan, subject to Mr. Ostadan’s continued employment with us through the date such reimbursements are paid.
David Horn
We have entered into a confirmatory employment letter with Mr. Horn, our executive vice president and chief financial officer. The confirmatory employment letter has no specific term and provides that Mr. Horn is an at-will employee. Mr. Horn’s annual base salary is currently $407,597 and his annual target cash incentive bonus for 2021 is 40% of his annual base salary.

Change in Control and Severance Agreement
We have entered into a change in control and severance agreement (the Severance Agreement) with Dr. Farokhzad which provides for certain severance and change in control benefits as described below.

If Dr. Farokhzad’s employment is terminated outside the period beginning on the date that is three months prior to the date of a change in control and ending on the one-year anniversary date of such change in control (the Change in Control Period) either (1) by the Company without “cause” and not by reason of death or disability or (2) by Dr. Farokhzad as a “good reason termination” (as such terms are defined in the Severance Agreement), Dr. Farokhzad will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:

•continuing payments of Dr. Farokhzad’s base salary for a period of twelve months following the date of such termination (or if such termination is a good reason termination by Dr. Farokhzad based on a material reduction in base salary, then as in effect immediately prior to the reduction);
•a lump sum cash payment equal to Dr. Farokhzad’s annual target cash incentive bonus prorated for the number of days during which Dr. Farokhzad was employed by the Company (or the parent or subsidiary of the Company employing him) in the calendar year such termination occurs;
•if Dr. Farokhzad and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Dr. Farokhzad and his eligible dependents, if any, for up to 12 months; and
•vesting acceleration of 50% of the shares subject to Dr. Farokhzad’s outstanding Company equity awards that are scheduled to vest based solely on Dr. Farokhzad’s continued service to the Company or any parent or subsidiary of the Company (time-based equity awards), or, with respect to the shares of company restricted stock received by Dr. Farokhzad under restricted stock purchase agreements entered into with the Company on September 20, 2017, as amended December 20, 2017 and on February 19, 2018, if greater, 100% acceleration of the number of shares that are otherwise scheduled to vest if Dr. Farokhzad remained employed by the Company (or any parent or subsidiary of the Company) through the one year anniversary of his termination.

If, during the Change in Control Period, Dr. Farokhzad’s employment with the Company is terminated either (1) by the Company without cause and not by reason of death or disability or (2) by Dr. Farokhzad as a good reason termination, Dr. Farokhzad will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:

•continuing payments of Dr. Farokhzad’s base salary for a period of 18 months following the date of such termination (or if such termination is a good reason termination by Dr. Farokhzad based on a material reduction in base salary, then if greater, as in effect immediately prior to the reduction) (or, if greater, as in effect immediately before the change in control);
•a lump sum cash payment equal to 150% of Dr. Farokhzad’s annualized target bonus as in effect for the performance period in which such termination occurs, or, if greater, as in effect for the performance period in which the change in control occurs;
•if Dr. Farokhzad and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of payment of premiums for coverage under COBRA, for Dr. Farokhzad and his eligible dependents, if any, for up to 18 months; and
•vesting acceleration of 100% of the shares subject to Dr. Farokhzad’s outstanding time-based equity awards.

In addition to signing and not revoking a separation agreement and release of claims in our favor, Dr. Farokhzad’s receipt and retention of any severance benefits under the Severance Agreement is subject to his compliance with the terms of any confidentiality, information and inventions agreement or other written agreement us under which he has a material duty or obligation to us.

If Dr. Farokhzad begins employment or enters into a consultant relationship with a new employer during the period he is receiving severance benefits from us under the Severance Agreement, then any cash compensation paid to him by the new employer will reduce our cash severance benefit obligations under the Severance Agreement, and we will have no obligation to provide COBRA benefits for medical, vision and dental coverage if the new employer provides such benefits to Dr. Farokhzad.

In addition, if Dr. Farokhzad remains employed by the Company (or any parent or subsidiary of the Company) through the two year anniversary of the change in control (the Retention Date) and if he timely signs and does not revoke a release of claims in our favor, Dr. Farokhzad will receive 100% accelerated vesting of all of his then-unvested and outstanding Company equity awards that were granted prior to our initial public offering.

If any of the amounts provided for under the Severance Agreement otherwise payable to Dr. Farokhzad would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Dr. Farokhzad would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The Severance Agreement does not provide for any Section 280G-related tax gross-up payments from us.

Under the Severance Agreement, “cause” generally means Dr. Farokhzad’s: indictment or conviction of any felony or any crime involving dishonesty; participation in any fraud against us; any intentional damage to any material property of the Company; willful misconduct which materially and adversely reflects upon the business, operations, or reputation of the Company, which has not been cured or cannot be cured within ten days after receiving written notice regarding such misconduct; breach of any material provision of any agreement with the company and failure to cure such breach within ten days after receiving written notice of such breach.

Under the Severance Agreement, “good reason termination” generally means that Dr. Farokhzad resigns from the Company within 30 days following the end of our cure period discussed below as a result of any of the following that occurs without his written consent: a material reduction in his base salary as compared to his base salary in effect immediately prior to such reduction; a material and adverse change in his authorities, duties or responsibilities relative to his authorities, duties or responsibilities in effect immediately prior to such reduction (provided that if he ceases to serve as the Chief Executive Officer but continues to serve as Executive Chair of the Company with a base salary and target bonus opportunity each materially the same as in effect immediately prior to such transition, such transition will not by itself be deemed to constitute a material and adverse change to his authorities, duties or responsibilities, and provided, further that any change that results in Dr. Farokhzad not serving as the Chief Executive Officer of (or reporting directly to the board of directors of) the parent corporation in a group of controlled corporations including the Company or all or a substantial portion of the Company’s assets following a change in control, will be deemed to constitute a material and adverse change to his authorities, duties or responsibilities); and a material change in the geographic location of his principal work office or facility, provided that a change that increases his commute by 50 miles or less will not constitute a material change. For a resignation to qualify as a “good reason termination,” Dr. Farokhzad also must provide written notice within 90 days following the initial existence of the good reason condition, and we must have failed to materially remedy such event within 30 days after receipt of such notice.
Key Executive Change in Control and Severance Plan
We adopted a Key Executive Change in Control and Severance Plan (the Severance Plan) in December 2020, in order to provide specified severance and change in control pay and benefits, to key executives selected by us. We have entered into participation agreements with each of Mr. Ostadan or Mr. Horn (each, a Participation Agreement) under our Severance Plan.

The Severance Plan and related Participation Agreements provide that if Mr. Ostadan or Mr. Horn’s employment is terminated outside the period beginning on the date of a change in control and ending on the one-year anniversary date of such change in control (the Change in Control Period) either (1) by the Company without “cause” and not by reason of death or disability or (2) by the named executive officer as a “good reason termination” (as such terms are defined in his or her Participation Agreement), the named executive officer will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:

•continuing payments of the named executive officer’s base salary for a period of nine months following the date of such termination (or if such termination is a good reason termination by the named executive officer based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•if a named executive officer and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of premiums for coverage under COBRA, for the named executive officer and his eligible dependents, if any, for up to nine months.

If, during the Change in Control Period, Mr. Ostadan or Mr. Horn’s employment with the Company is terminated either (1) by the Company without cause and not by reason of death or disability or (2) by the named executive officer as a good reason termination, the named executive officer will receive the following benefits if he timely signs and does not revoke a separation agreement and release of claims in our favor:

•continuing payments of the named executive officer’s base salary for a period of twelve months following the date of such termination (or if such termination is a good reason termination by the named executive officer based on a material reduction in base salary, then, if greater, as in effect immediately prior to the reduction) (or, if greater, as in effect immediately before the change in control);
•a lump sum cash payment equal to 100% of the named executive officer’s annualized target bonus as in effect for the performance period in which such termination occurs, or, if greater, as in effect for the performance period in which the change in control occurs;
•if a named executive officer and his eligible dependents have qualifying health care at the time of such termination, then either reimbursements for or direct payments of payment of premiums for coverage under COBRA, for a named executive officer and his eligible dependents, if any, for up to twelve months; and
•vesting acceleration of 100% of the shares subject to a named executive officer’s outstanding time-based equity awards.

In addition to signing and not revoking a separation agreement and release of claims in our favor, Mr. Ostadan or Mr. Horn’s receipt and retention of any severance benefits under his Participation Agreement is subject to his compliance with the terms of any confidentiality, information and inventions agreement or other written agreement with us under which he has a material duty or obligation to us.

If Mr. Ostadan or Mr. Horn begins employment or enters into a consultant relationship with a new employer during the period he is receiving severance benefits from us under the Severance Plan and a related Participation Agreement, then any cash compensation paid the named executive officer by the new employer will reduce our cash severance benefit obligations under the Severance Plan, and we will have no obligation to provide for (or provide any payments in lieu of) medical, vision and dental coverage if the new employer provides such benefits to such named executive officer.

In addition, if, (a) during the time period beginning upon the consummation of a change in control and ending on the date immediately prior to the two year anniversary of the change in control (such two-year anniversary, the Retention Date), the employment of Mr. Ostadan or Mr. Horn with the Company (or any parent or subsidiary of the Company) is terminated either (1) by the Company without cause and not by reason of death or disability, or (2) by the named executive officer as a good reason termination, or (b) such named executive officer remains employed by the Company (or any parent or subsidiary of the Company) through the Retention Date, and if he timely signs and does not revoke a release of claims in our favor, the named executive officer will receive 100% accelerated vesting of all of his then-unvested and outstanding Company equity awards that were granted prior to our initial public offering.

If any of the amounts provided for under the Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the amounts the named executive officer would be entitled to receive under the Plan or otherwise will be reduced to a lesser amount which would result in no portion of the benefits being subject to the excise tax. No Participation Agreement provides for any Section 280G-related tax gross-up payments from us.

Under each of Mr. Ostadan or Mr. Horn’s Participation Agreements, “cause” generally means a named executive officer’s: failure to significantly perform his assigned duties or responsibilities as an employee (other than a failure resulting from his disability) and failure to cure such failure within thirty days after receiving written notice from the Company; engaging in any act of dishonesty, fraud or misrepresentation with respect to the Company; violation of any federal or state law or regulation applicable to the business of the Company or its affiliates; breach of any confidentiality agreement or invention assignment agreement with the Company or its affiliates; material breach of any other agreement with the Company and failure to cure such breach within ten days after receiving written notice of such breach; conviction of, or entering a plea of guilty or nolo contendere to, any felony or crime of moral turpitude; or willful misconduct which significantly and adversely reflects upon the business, operations, or reputation of the Company, and failure to cure such misconduct within ten days after receiving written notice from the Company.

Under each of Mr. Ostadan or Mr. Horn’s Participation Agreements, “good reason termination” generally means that such named executive officer resigns from the Company within 60 days following the end of our cure period discussed below as a result of any of the following that occurs without his written consent: a material reduction in his base salary as compared to his base salary in effect immediately prior to such reduction; a material change in the geographic location of his primary work facility or location, provided, that a relocation that increases his commute by 50 miles or less or to his home as the executive’s primary work location will not be considered a material change in geographic location; or a material reduction of his authority, duties or responsibilities, unless he is provided with a comparable position. For a resignation to qualify as a “good reason termination,” a named executive officer also must provide written notice within 60 days following the initial existence of the good reason condition, and such action must not have been reversed, remedied or cured within 30 days following our receipt of such written notice.
401(k) Plan
We maintain a 401(k) retirement savings plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)
Equity compensation plans approved by security holders
2017 Stock Incentive Plan (1)	7,980,097	$2.90	—
2020 Equity Incentive Plan (2)	1,680,304	$19.00	3,782,850
2020 Employee Stock Purchase Plan (3)	—		602,570
2020 RSU Equity Incentive Plan (4)	381,922		—
TOTAL	10,042,323		4,385,420
_________________________
(1)Our board of directors adopted, and our stockholders approved, the 2017 Stock Incentive Plan, as amended and restated (the 2017 Plan). In connection with our initial public offering and the adoption of the 2020 Plan, we no longer grant awards under the 2017 Plan; however, all outstanding options issued pursuant to the 2017 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan. Includes options to purchase 7,980,097 shares of our common stock outstanding under the 2017 Plan.

(2)Our board of directors adopted, and our stockholders approved, the 2020 Plan. The 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 9,037,149 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Includes 1,680,304 shares of our common stock issuable under options to purchase common stock and restricted stock units outstanding under our 2020 Plan.
(3)Our board of directors adopted, and our shareholders approved, the 2020 Employee Stock Purchase Plan (the ESPP). The ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 1,807,476 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors.
(4)Our board of directors adopted, and our stockholders approved, the 2020 RSU Equity Incentive Plan, as amended and restated (the RSU Plan). In connection with our initial public offering, we no longer grant awards under the RSU Plan; however, all outstanding restricted stock units (RSUs) issued pursuant to the RSU Plan continue to be governed by their existing terms. Includes 491,318 RSUs outstanding under the RSU Plan.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021 for:
•each of our directors and nominees for director;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person or group known by us to be the beneficial owner of more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership prior to this offering on 56,606,968 shares of our Class A common stock and 4,702,381 shares of our Class B common stock outstanding as of March 31, 2021. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2021, or issuable pursuant to RSAs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2021 to be outstanding and to be beneficially owned by the person holding the stock option or RSA for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to ten votes for each share held. Shares of Class B common stock will automatically convert into shares of Class A common stock upon sale or transfer of such shares, excluding certain transfers permitted by our amended and restated certificate of incorporation. The Class B common stock will also automatically convert into shares of Class A common stock on December 8, 2025.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Seer, Inc. 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.

	Amount and Nature of Beneficial Ownership				Voting % of Total Outstanding Capital Stock
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers:
Omid Farokhzad, M.D.(1)	1,728,449	3.0	3,555,195	75.6	35.4
David R. Horn(2)	880,159	1.5	—	—	*
Omead Ostadan(3)	1,596,527	2.7	4,088	*	1.6
David Hallal(4)	471,199	*	—	—	*
Catherine J. Friedman(5)	155,762	*	—	—	*
Robert Langer, Sc.D.(6)	708,429	1.2	327,102	7.0	3.8
Terrance McGuire(7)	490,907	*	4,088	*	*
Deep Nishar	—	—	—	—	—
Mostafa Ronaghi, Ph.D.(8)	439,166	*	14,310	*	*
David Singer(9)	5,430,705	9.6	163,550	3.5	6.8
All executive officers and directors as a group (11 persons)(10)	12,275,134	19.9	4,068,333	86.5	48.7
Greater than 5% Stockholders:
Entities affiliated with aMoon Fund(11)	5,923,196	10.5	—	—	5.7
Invus Public Equities, LP (12)	5,588,366	9.9	—	—	5.4
Entities affiliated with Maverick Capital Ventures, LLC(13)	5,425,513	9.6	163,550	3.5	6.8
Entities affiliated with Fidelity(14)	7,567,168	13.4	—	—	7.3
Entities affiliated with T. Rowe Price(15)	8,162,170	14.4	—	—	7.9
Entities affiliated with SoftBank(16)	2,896,578	5.1	—	—	2.8
_____________________________________
*Represents beneficial ownership of less than 1%.
#    Percentage total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to ten votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(1)Includes (i) 69,272 shares of Class A common stock held of record by Dr. Farokhzad, of which 56,637 may be repurchased by us at the original exercise price; (ii) 1,303,478 shares of Class B common stock held of record by Dynamics Group LLC for which Dr. Farokhzad serves as the sole member; (iii) 2,251,717 shares of Class B shares held of record by SAF-BND Trust for which Dr. Farokhzad’s spouse serves as trustee; and (iv) 1,659,177 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 96,236 are fully vested. Dr. Farokhzad disclaims beneficial ownership of the shares held by the SAF-BND Trust.
(2)Includes (i) 84,112 shares of Class A common stock, all of which may be repurchased by us at the original exercise price, held of record by Mr. Horn, and (ii) 796,047 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 108,357 are fully vested.
(3)Includes (i) 87,681 shares of Class A common stock and 4,088 shares of Class B common stock held of record by Mr. Ostadan; and (ii) 1,508,846 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 91,370 are fully vested.
(4)Includes (i) 263,562 shares of Class A common stock held of record by Mr. Hallal, of which 65,891 may be repurchased by us at the original exercise price and (ii) 207,637 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 52,489 are fully vested.
(5)Includes 140,186 shares of Class A common stock held of record by Ms. Friedman, of which 122,663 shares may be repurchased by us at the original exercise price.
(6)Includes (i) 365,357 shares of Class A common stock, of which 28,411 may be repurchased by us at the original exercise price and 327,102 shares of Class B common stock held of record by Dr. Langer; and (ii) 343,072 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 137,358 are fully vested.
(7)Includes (i) 210,982 shares of Class A common stock, of which 33,254 may be repurchased by us at the original exercise price and 4,088 shares of Class B common stock held of record by Strong Bridge, LLC for which Mr. McGuire serves as an operating manager and (ii) 279,925 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 126,833 are fully vested.
(8)Includes (i) 191,515 shares of Class A common stock held of record by Dr. Ronaghi, of which 50,720 may be repurchased by us at the original exercise price; (ii) 14,310 shares of Class B common stock held of record by Dr. Ronaghi; (iii) 15,157 shares of Class A shares held of record by Phi-X Capital, LLC for which Dr. Ronaghi serves as a manager; (iv) 76,722 shares of Class A common stock held of record by First Republic Trust Company of Delaware LLC, trustee of a dynasty trust for the reporting person's minor daughter for which the Dr. Ronaghi serves as an investment advisor; (v) 76,722 shares of Class A common stock held of record by First Republic Trust Company of Delaware LLC, trustee of a dynasty trust for the reporting person's minor son for which the Dr. Ronaghi serves as an investment advisor; (vi) 76,722 shares of Class A common stock held of record by The Ronaghi Children's Trust UTD December 2014, for which the Dr. Ronaghi serves as a trustee and, (vii) 2,328 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which 776 are vested..
(9)Includes (i) 5,325,513 shares of Class A common stock and 163,550 shares of Class B common stock disclosed in footnote (14) below that are held of record by entities affiliated with Maverick Capital Ventures, LLC; and 2,076 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021, of which none are vested.
(10)Includes (i) 7,083,503 shares of Class A common stock of which 441,688 may be repurchased by us at the original exercise price and 4,068,333 shares of Class B common stock beneficially owned by our executive officers and directors and (ii) 5,191,631 shares of Class A common stock subject to options exercisable within 60 days of March 31, 2021 and held by our executive officers and directors, of which 627,957 are fully vested.
(11)As reported on Schedule 13G filed with the SEC on February 8, 2021. Includes (i) 4,947,513 shares of Class A common stock held of record by aMoon Growth Fund Limited Partnership (aMoon Growth) and (ii) 975,683 shares of Class A common stock held of record by aMoon Co-Investment SPV I, L.P. (aMoon Co-Investment). aMoon Growth Fund G.P. Limited Partnership (aMoon Growth Fund G.P.) is the sole General Partner of aMoon Growth and aMoon Co-Investment and aMoon General Partner Ltd. (aMoon General Partner) is the sole General Partner of aMoon Growth Fund G.P. Dr. Yair Schindel is the sole shareholder of aMoon General Partner. By virtue of such relationships, aMoon Grwoth Fund G.P., aMoon General Partner and Dr. Schindel may be deemed to have shared voting and investment power with respect to the capital stock held by aMoon Growth Fund and aMoon Co-Investment. Each of aMoon Grwoth Fund G.P., aMoon General Partner and Dr. Schindel disclaims beneficial ownership of the shares held by aMoon Growth Fund and aMoon General Partner, except to the extent of its or his pecuniary interest therein, if any. The address for these entities is 34 Yerushalaim Road, Beit Gamla, 6th Floor, Ra-anana, 4350110, Israel.
(12)As reported on Schedule 13G/A filed with the SEC on February 16, 2021, 5,840,911 shares of Class A common stock were held. 252,545 shares were sold in our registered offering on February 1, 2021; therefore, includes 5,588,366 shares of Class A common stock held of record by Invus Public Equities, L.P. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and accordingly may be deemed to beneficially own the Shares held by Invus Public Equities. Artal Treasury, as the managing member of Invus PE Advisors, controls Invus PE Advisors, and accordingly may be deemed to beneficially own the Shares that Invus PE Advisors may be deemed to beneficially own. Artal International, as its Geneva branch is the sole stockholder of Artal Treasury, may be deemed to beneficially own the Shares that Artal Treasury may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting, as the majority stockholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. As of January 11, 2021, Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially own. The address for Invus Public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
(13)As reported on Schedule 13G filed with the SEC on January 4, 2021. Includes (i) 3,390,559 shares of Class A common stock and 101,761 shares of Class B common stock held of record by Maverick Ventures Investment Fund, L.P. (Maverick Ventures Fund), (ii) 1,934,954 shares of Class A common stock and 61,789 shares of Class B common stock held of record by Maverick Advisors Fund, L.P. (Maverick Advisors), and (iii) 100,000 shares of Class A common stock held by funds managed by Maverick Capital, Ltd. Maverick Capital Ventures, LLC (Maverick Ventures) is the general partner of Maverick Ventures Fund and Maverick Advisors. Lee S. Ainslie III and David B. Singer, one of our directors, are the Managing Partners of Maverick Ventures. MCV Management Company, LLC is the investment manager of Maverick Ventures Fund and Maverick Advisors. Maverick Capital Management is the general partner of Maverick Capital Advisors, L.P. (the controlling member of Maverick Capital Ventures, LLC) and Maverick Capital, Ltd. (the controlling member of MCV Management Company, LLC). Mr. Ainslie is the manager of Maverick Capital Management, LLC. The address for these entities is c/o Maverick Capital, 1900 N. Pearl Street, 20th Floor, Dallas, Texas 75201.
(14)As reported on Schedule 13G filed with the SEC on January 11, 2021. Includes 7,567,168 shares of Class A common stock held of record by accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer, and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the Fidelity Funds), advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 200 Seaport Boulevard V12E, Boston, Massachusetts 02210.
(15)As reported on Schedule 13G filed with the SEC on February 16, 2021. Includes (i) 5,317,035 shares of Class A common stock held of record by T. Rowe Price Associates, Inc. (Price Associates); (ii) 2,845,135 shares of Class A common stock held of record by T. Rowe Price Health Sciences Fund, Inc. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Except as may be indicated if this is a joint filing with one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (T. Rowe Price Funds), not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. The address for these entities is c/o T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, Maryland 21202, attention Andrew Baek, Vice President.
(16)As reported on Schedule 13G filed with the SEC on December 18, 2020. Includes 2,896,578 shares of Class A common stock held of record by SVF II AIV-1 (DE) L.P. (SVF). SB Investment Advisers (UK) Limited (SBIA UK) has been appointed as alternative investment fund manager (AIFM) and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for portfolio management and risk management. Deep Nishar is one of our directors and a Senior Managing Partner of SoftBank Investment Advisers (US) Inc.; Mr. Nishar disclaims beneficial ownership of any of the shares held by SVF. The address for SVF is 251 Little Falls Drive, Wilmington, DE 19808. The address for SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
December 2020 Private Placement

On December 9, 2020, each of Fidelity Management & Research Company LLC, accounts advised by T. Rowe Price Associates, Inc. and aMoon Fund purchased from us in a private placement shares of our Class A common stock at a price per share equal to the initial public offering price of $19.00 per share. Each of Fidelity Management & Research Company LLC and certain funds and accounts advised by T. Rowe Price Associates, Inc. each purchased 2,105,263 shares of our Class A common stock and aMoon Fund purchased 789,473 shares of our Class A common stock.

PrognomIQ Transaction

On August 21, 2020, we consummated a transaction whereby we spun off our subsidiary PrognomIQ, Inc. through a distribution of shares of Class A common stock, Class B common stock and preferred stock of PrognomIQ to our stockholders. As a result of this transaction, those individuals who were our stockholders as of 5:00 p.m. Eastern Time on August 20, 2020, including certain of our directors and executive officers and venture capital funds that beneficially own more than 5% of our outstanding capital stock and/or are represented on our board of directors, received a distribution of shares of the relevant class of stock of PrognomIQ.

We have non-exclusively licensed our patents and patent applications and have non-exclusively sublicensed certain patent applications we exclusively licensed from BWH, in each case, to PrognomIQ for use in the field of human diagnostics. Pursuant to our agreement with PrognomIQ, we also assigned a patent application related to lung cancer biomarkers to PrognomIQ. We will also be providing general transition services and support, including laboratory and office space to PrognomIQ pursuant to a transition services agreement during the transition period.

Philip Ma, Ph.D., our co-Founder and former Chief Business Officer, serves as the Chief Executive Officer of PrognomIQ. While Dr. Ma has transitioned to a full-time employee of PrognomIQ, he will remain a consultant of the Company until April 2022. Our Chief Executive Officer and Chair of our board of directors, Omid Farokhzad, M.D., is the Chair of PrognomIQ’s board of directors.

The following table presents the number of PrognomIQ shares distributed and equity awards granted in connection with the PrognomIQ transaction to our directors, executive officers and 5% stockholders.

Investor	Class A Common Shares	Class B Common Shares	Preferred Shares
David Hallal	892,776	—	—
Emerson Collective Investments, LLC	—	—	5,326,807
Entities affiliated with aMoon Fund	—	—	10,772,174
Entities affiliated with Fidelity	—	—	6,666,666
Entities affiliated with Maverick Capital Ventures, LLC	—	349,999	11,396,607
Entities affiliated with T. Rowe Price	—	—	5,169,230
Invus Public Equities, L.P.	—	—	10,808,953
Omid Farokhzad, M.D. and affiliated entities	5,918,990	17,545,007	220,240
Philip Ma, Ph.D. and affiliated entity	2,152,360	1,000,000	220,240
Robert Langer, Sc.D.	1,042,150	1,000,000	440,480
Terrance McGuire and affiliated entity	907,031	8,749	110,120

Convertible Preferred Stock Financings

Series D-1 Convertible Preferred Stock Transaction

In May 2020, we issued and sold an aggregate of 6,853,571 shares of our Series D-1 convertible preferred stock at a purchase price of $8.03 per share for an aggregate purchase price of approximately $55.0 million. Purchasers of our Series D-1 convertible preferred stock included venture capital funds that beneficially owned more than 5% of our outstanding share capital and/or are represented on our board of directors. The following table presents the number of shares and the total purchase price paid by these persons.

Investor	Series D-1 Convertible Preferred Shares	Total Purchase Price
Emerson Collective Investments, LLC	174,454	$1,399,999
Entities affiliated with aMoon Fund(1)	1,370,715	$10,999,999
Entities affiliated with Fidelity(2)	3,115,262	$24,999,998
Entities affiliated with Maverick Capital Ventures, LLC(3)	373,831	$3,000,000
Entities affiliated with T. Rowe Price(4)	1,121,494	$9,000,000
Invus Public Equities, L.P.	249,221	$1,999,999
________________
(1)Entities affiliated with aMoon Fund whose shares are aggregated for the purposes of reporting ownership information include aMoon 2 Fund, Limited Partnership and aMoon Co-Investment SPV I, L.P.
(2)Entities affiliated with Fidelity whose shares are aggregated for the purposes of reporting ownership information include Fidelity Growth Company Commingled Pool, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund and Fidelity Select Portfolios Select Medical Technology and Devices Portfolio.
(3)Entities affiliated with Maverick Capital Ventures, LLC, whose shares are aggregated for the purpose of reporting ownership information include Maverick Advisors Fund, L.P. and Maverick Ventures Investment Fund, LP. David Singer, a member of our board of directors, is affiliated with Maverick Capital Ventures, LLC.
(4)Entities affiliated with T. Rowe Price include T. Rowe Price Health Sciences Portfolio, TD Mutual Funds - TD Health Sciences Fund, VALIC Company I - Health Sciences Fund and T. Rowe Price Health Sciences Fund, Inc.
Series D Convertible Preferred Stock Transaction

In November 2019 and December 2019, we issued and sold an aggregate of 7,907,968 shares of our Series D convertible preferred stock shares at a purchase price of $6.96 per share for an aggregate purchase price of approximately $55.0 million. Purchasers of our Series D convertible preferred stock included venture capital funds that beneficially owned more than 5% of our outstanding share capital and/or are represented on our board of directors. The following table presents the number of shares and the total purchase price paid by these persons.

Investor	Series D Convertible Preferred Shares	Total Purchase Price
Emerson Collective Investments, LLC	529,784	$3,684,652
Entities affiliated with aMoon Fund(1)	3,663,008	$25,476,233
Entities affiliated with Maverick Capital Ventures, LLC(2)	505,461	$3,515,486
Entities affiliated with T. Rowe Price(3)	1,294,030	$8,999,998
Invus Public Equities, L.P.	474,478	$3,299,998
_________________
(1)Entities affiliated with aMoon Fund whose shares are aggregated for the purposes of reporting ownership information include aMoon 2 Fund, Limited Partnership and aMoon Co-Investment SPV I, L.P.
(2)Entities affiliated with Maverick Capital Ventures, LLC, whose shares are aggregated for the purpose of reporting ownership information include Maverick Advisors Fund, L.P. and Maverick Ventures Investment Fund, LP. David Singer, a member of our board of directors, is affiliated with Maverick Capital Ventures, LLC.
(3)Entities affiliated with T. Rowe Price include T. Rowe Price Health Sciences Portfolio, TD Mutual Funds - TD Health Sciences Fund, VALIC Company I - Health Sciences Fund and T. Rowe Price Health Sciences Fund, Inc.

Series C Convertible Preferred Stock Transaction

In March and April 2019, we issued and sold an aggregate of 3,271,023 shares of our Series C convertible preferred stock at a purchase price of $5.35 per share for an aggregate purchase price of approximately $17.5 million. Purchasers of our Series C convertible preferred stock included venture capital funds that beneficially owned more than 5% of our outstanding share capital and/or are represented on our board of directors. The following table presents the number of shares and the total purchase price paid by these persons.

Investor	Series C Convertible Preferred Shares	Total Purchase Price
Emerson Collective Investments, LLC	242,990	$1,300,000
Entities affiliated with Maverick Capital Ventures, LLC(1)	411,214	$2,200,000
Invus Public Equities, L.P.	373,831	$2,000,000
_________________
(1)Entities affiliated with Maverick Capital Ventures, LLC, whose shares are aggregated for the purpose of reporting ownership information include Maverick Advisors Fund, L.P. and Maverick Ventures Investment Fund, LP. David Singer, a member of our board of directors, is affiliated with Maverick Capital Ventures, LLC.
Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated as of December 8, 2020 (IRA), which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Emerson Collective Investments, LLC, entities affiliated with aMoon Fund, entities affiliated with Fidelity, entities affiliated with Maverick Capital Ventures, LLC, entities affiliated with T. Rowe Price, Invus Public Equities, L.P., entities affiliated with Omid Farokhzad, M.D., Robert Langer and entities affiliated with Terrance McGuire are among the parties to the IRA and they will remain parties to the amended and restated IRA.

Other Transactions

We have granted stock options, RSAs and RSUs to our executive officers and certain of our directors. See the sections titled “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Management—Director Compensation” for a description of these stock incentive awards.

Other than as described above under this section titled “Certain Relationships and Related Party Transactions,” since January 1, 2019, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that they are or were one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC.  Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2020, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:
•a late Form 4 for each of Messrs. Hallal, McGuire and Singer, Ms. Friedman, Dr. Langer and Maverick Capital Ventures, LLC, each filed on December 11, 2020 in connection with option awards granted upon the effectiveness of our initial public offering;
•a late Form 4/A for Lee Ainslie filed on December 31, 2020 in connection with the purchase of Class A shares by the Maverick entities in our initial public offering; and
•a late Form 4 for each of Dr. Farokhzad and Messrs. Ostadan and Horn filed on February 3, 2021 in connection with restricted stock unit and option awards granted upon the effectiveness of our initial public offering. Dr. Farokhzad’s Form 4 also reported the conversion of Class B common stock to Class A common stock on January 21, 2021.

Fiscal Year 2019 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2020 are included in our Annual Report on Form 10-K filed with the SEC on March 29, 2021.  This proxy statement and our Annual Report on Form 10-K are posted on our investor relations website at investor.seer.bio and are available from the SEC at its website at www.sec.gov.  You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Seer, Inc., Attention: Investor Relations, 3800 Bridge Parkway, Suite 102, Redwood City, California 94065.
*  *  *
The board of directors does not know of any other matters to be presented at the Annual Meeting.  If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold.  You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

Redwood City, California April 28, 2021

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/15/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/15/2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	○	○	○

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) Catherine Friedman 02) Omead Ostadan 03) Mostafa Ronaghi, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxy holders will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000506639_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

SEER, INC.
2021 Annual Meeting of Stockholders
June 16, 2021 at 1:00 p.m. (Pacific Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Omid Farokhzad, M.D. and David Horn, or one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SEER, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. (Pacific Time) on June 16, 2021 and will be conducted virtually via live webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/SEER2021, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side

0000506639_2 R1.0.0.177